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                                                                     EXHIBIT 4.6


                            REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of March 9, 1998, between STAR Telecommunications, Inc., a Delaware corporation ("STAR"), and Taha Mikati, an individual ("Holder").


                                   R E C I T A L S:

     A. Pursuant to the terms and conditions of that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated January 26, 1998 by and among STAR, T-One Corp., a Delaware corporation ("T-One"), and Holder, STAR will issue and deliver to the Holder 660,000 shares (the "Initial Shares") of STAR's common stock, $.01 par value per share ("Common Stock") at Closing and 693,000 shares of Common Stock (the "Additional Shares" and, together with the Initial Shares, the "Shares") on or about March 31, 1998 (but in any event not later than April 4, 1998).

     B. In connection with the transactions contemplated by the Stock Purchase Agreement, STAR has agreed to grant to the Holder the registration rights set forth herein with respect to the Shares.


                                  A G R E E M E N T:

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and including post-effective amendments and all material incorporated by reference in such Prospectus.

          "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registration Expenses" shall have the meaning set forth in Section 5.

          "Registrable Securities" shall mean (i) the Shares and (ii) any securities issued or issuable with respect to such Shares by way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of STAR, provided that such term shall not include any such shares of Common Stock sold to the public by Holder pursuant to a Registration Statement or to Rule 144 under the Securities Act or sold by Holder in a private transaction in which Holder's rights hereunder were not assigned, and shall not include any Shares that are eligible for resale to the public pursuant to Rule 144(k) of the Securities Act.

          "Registration Statement" shall mean any registration statement of STAR in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement or Prospectus, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "Underwritten registration" or "underwritten offering" shall mean a registration in which securities of STAR are sold to an underwriter or through an underwriter as agent for reoffering to the public.

     2. STAR REGISTRATION. If STAR shall determine to register any shares of Common Stock for its own account or for the account of any stockholders (other than a registration relating either to the sale of securities to employees of STAR pursuant to a stock option, stock purchase or similar benefit plan or to an SEC Rule 145 transaction), Holder shall be entitled to include Registrable Securities in such registration (and related underwritten offering, if any) on the following terms and conditions:

          (a) STAR shall promptly give written notice of such determination to Holder who shall have the right to request, by written notice given to STAR within fifteen (15) days of the receipt by Holder of such notice, that a specific number of Registrable Securities be included in such Registration Statement.

          (b) If the Registration Statement relates to an underwritten offering, the notice called for by Section 2(a) shall specify the name of the managing underwriter for such offering and the number of securities to be registered for the account of STAR and, if then known, for the account of any of the other stockholders of STAR.

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

          (c) If the Registration Statement relates to an underwritten offering, Holder agrees to enter into an underwriting agreement containing standard and customary terms and conditions and to sell his Registrable Securities pursuant to the terms thereof.

          (d) If the managing underwriter for the underwritten offering under the Registration Statement to be filed by STAR determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, STAR shall be permitted to include all shares of capital stock to be registered thereby and (ii) second, Holder shall be allowed to include such additional amount as the managing underwriter deems appropriate, such amount to be allocated among Holder and any other selling stockholders on a pro rata basis based on the total number of shares of capital stock held thereby. The foregoing sentence notwithstanding, if the underwritten offering is being registered by STAR at the instance of another shareholders or shareholders to whom STAR has granted the right to require that STAR undertake such registration (hereinafter, "Demand Right Holders"), then the managing underwriter of such offering may reduce the number of Holder's Registrable Securities included in such offering, or exclude them entirely, without any reduction of the shares to be included in such offering by any such Demand Right Holders.

          (e) Holder shall have the right to withdraw his Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering and an underwriting agreement has been entered into, he may only do so during the time period and on terms deemed appropriate by the underwriters for such underwritten offering as specified in such underwriting agreement.

          (f) STAR shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effective date of such registration, whether or not Holder has elected to include Registrable Securities in such registration.

          (g) All registration rights set forth herein shall expire within two years after the date of this Agreement.

     3. RESTRICTIONS ON PUBLIC SALE BY HOLDER. If Holder's Registrable Securities are included (in whole or in part) in a Registration Statement filed by STAR under Section 2 for sale in an underwritten offering, Holder agrees, if requested by the managing underwriter of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of securities of the same series and class as (or securities exchangeable or exercisable for or convertible into securities of the same series and class as) the Registrable Securities included in the Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the ten (10)-day period prior to, and during the one hundred eighty (180)-

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day period (or shorter period requested by the underwriter) beginning on the closing date of such underwritten offering, to the extent timely notified in writing by STAR or the managing underwriter.

     4. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by STAR pursuant to this Agreement, STAR shall, by notice to Holder, keep Holder advised in writing as to the initiation, progress and effective date of each registration, qualification and compliance and, in connection with STAR's registration obligations pursuant to Section 2 hereof, subject to Sections 2(d) and 2(f), STAR will use its best efforts to effect such registration to permit the offer and sale of the Registrable Securities proposed to be included in a Registration Statement in accordance with the intended method or methods of disposition thereof, and pursuant thereto STAR will as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter, and, upon the request of Holder, keep such registration statement effective for up to 120 days, provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, STAR will furnish to Holder and his counsel, copies of all such documents proposed to be filed, at least ten
(10) days prior to the filing thereof, including, without limitation, documents incorporated by reference in the Prospectus and, if requested by the Holder, the exhibits incorporated by reference therein, and Holder shall have the opportunity to object to any information pertaining solely to Holder that is contained therein and STAR will make the corrections reasonably requested by Holder with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto.
STAR will not include or name Holder in any Registration Statement or Prospectus without the consent of Holder, unless required to do so by the Securities Act and the rules and regulations thereunder.

          (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective for a period of up to 120 days, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement.

          (c) promptly notify Holder (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the

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effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by STAR of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading.

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

          (e) furnish to Holder, without charge, at least one signed copy of the Registration Statement and any amendment or supplement thereto, the Prospectus included in such Registration Statement (including, without limitation, each preliminary prospectus), including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (f) deliver to Holder, without charge, such reasonable number of conformed copies of the Registration Statement (including any amendment or supplement thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as Holder may reasonably request, all in full conformity with the Securities Act; STAR consents to the use of the Prospectus or any amendment or supplement thereto by Holder in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

          (g) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holder reasonably requests, and use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by Holder of the Registrable Securities covered by such Registration Statement, provided that under no circumstances shall STAR be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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

          (h) upon the occurrence of any event contemplated by Section 4(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

          (i) make generally available to Holder consolidated earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as practicable after the end of any twelve
(12)-month period (or ninety (90) days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or
(ii) if not sold to underwriters in such an offering, beginning with the first month of STAR's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve
(12)-month period.

          (j) use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock issued by STAR are then listed, and admitted to trading on The Nasdaq Stock Market, if the Common Stock is then admitted for quotation on The Nasdaq Stock Market.

          (k) in the case of an underwritten offering, cause to be delivered to Holder and the underwriters, if any, opinions of counsel to STAR in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and Holder.

          (l) make available for inspection by Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Holder or any underwriter, all financial and other records, pertinent corporate documents and properties of STAR, and cause STAR's officers, directors, employees and independent accountants to supply all information reasonably requested by Holder or any such underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (m) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

          (n) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from STAR's independent certified public accountants addressed to Holder and each underwriter, if any, stating that such

                                          6
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accountants are independent public accountants within the meaning of the
Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be.

     Holder agrees that, upon receipt of any notice from STAR of the happening of any event of the kind described in clauses (ii) through (v) of Section 4(c) hereof, Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until Holder's receipt of the copies of the supplemented or amended Prospectus, or until he is advised in writing by STAR that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of STAR to take any action pursuant to this Section 4 with respect to the Registrable Securities of Holder that Holder shall furnish to STAR such information regarding himself and the Registrable Securities held by him as shall be required by the Securities Act to effect the registration of Holder's Registrable Securities.

     5. REGISTRATION EXPENSES. All expenses incident to any registration to be effected hereunder and incident to STAR's performance of or compliance with this Agreement, including without limitation all registration, filing and qualification fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, NASD, stock exchange and qualification fees, fees and disbursements of STAR's counsel and of independent certified public accountants of STAR (all such expenses being herein called "Registration Expenses") will be borne by STAR. Holder shall bear (i) all underwriting commissions (and transfer taxes, if any) relating to the Registrable Securities registered and (ii) the fees and expenses of his legal counsel and accountants.

     6.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY STAR. If Holder's Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, STAR agrees to indemnify and hold harmless Holder from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which Holder may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any violation or alleged violation by STAR of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement

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thereto, provided that STAR will not be liable to Holder to the extent that such loss, claim, damage or liability arises from or is based upon any untrue statement of a material fact or omission of a material fact that was made in such Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to STAR by Holder expressly for use therein.

          (b) INDEMNIFICATION OF STAR BY HOLDER. If Holder's Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, Holder agrees to indemnify and hold harmless STAR, its directors and each officer who signed such Registration Statement and each person who controls STAR (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which STAR or any other such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any violation or alleged violation by STAR of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, but in each case only to the extent that such losses, claims, damages and liabilities arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to STAR by Holder expressly for use therein, provided that in no event shall the aggregate liability of Holder exceed the amount of the net proceeds received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. STAR and Holder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses,
(B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably

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satisfactory to such person, or (C) in the reasonable judgment of such person, based upon advice of their counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without consent (but such consent will not be unreasonably withheld or delayed). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 6(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only STAR (and its officers, directors and control persons as set forth above) on the one hand, and Holder on the other hand, as applicable.

          (d) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the foregoing, Holder shall not be required to contribute any amount in excess of the amount Holder would have been required to pay to an indemnified party if the indemnity under Section 6(b) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) OTHER RIGHTS. The provisions of this Section 6 shall be in addition to any other rights of indemnification or contribution which any indemnified party may have pursuant to law, equity, contract or otherwise and shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

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

          (f) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
Section 6 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (g) SURVIVAL. The indemnity and contribution agreements contained in this Section 6 shall remain in full force and effect and shall survive the transfer of such Registrable Securities by Holder.

     7. RULE 144. STAR covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) under the Securities Act), all to the extent required from time to time to enable Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of Holder, STAR will deliver to Holder a written statement verifying that it has complied with such requirements.

     8. NO INCONSISTENT AGREEMENTS. STAR will not enter into any agreement offering registration rights to any holders of Common Stock that conflict with or violate the rights set forth herein without the consent of Holder, which consent may be granted or withheld in the sole discretion of Holder.

     9. ASSIGNMENT OF RIGHTS. Holder may assign his rights under this Agreement to any transferee of Registrable Securities, if (i) such transferee has acquired at least twenty-five percent (25%) of the Registrable Securities originally held by Holder, and (ii) such transferee has executed a writing wherein such transferee agrees to be bound by the terms hereof.

     10. NOTICES. All notices required or permitted under the terms of this Agreement shall be delivered in the manner called for in the Stock Purchase Agreement.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon Holder and his legal representatives, successors and assigns, and upon STAR and its successors and assigns, including without limitation any corporation resulting from any merger or consolidation of STAR with or into such corporation (in which STAR is not the surviving corporation) or any corporation whose securities are issued in exchange for STAR's shares of common stock.

     12. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable,

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the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede and preempt any prior understandings, agreements or representations, written or oral, by or among the parties hereto.

     14. COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

     15. AMENDMENT. Any provision of this Agreement may be amended, waived or modified only by a writing signed by STAR and by Holder.

     16. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

     17.  RECAPITALIZATION, EXCHANGES, ETC., AFFECTING STAR'S CAPITAL STOCK.
The provisions of this Agreement shall apply, to the full extent set forth herein with respect to any and all shares of capital stock of STAR or any successor or assign of STAR (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              "STAR"

                              STAR TELECOMMUNICATIONS, INC.


                              By: /s/ Kelly D. Enos
                                 -------------------------------------
                                   Kelly D. Enos
                                   Chief Financial Officer


                              "HOLDER"


                               /s/ Taha Mikati
                              ----------------------------------------
                              Taha Mikati

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